Exhibit 10.36
EXECUTION VERSION

EXCHANGE AGREEMENT
among
ARBOR REALTY TRUST, INC.,
ARBOR REALTY SR, INC.
and
TABERNA PREFERRED FUNDING I, LTD.,
TABERNA PREFERRED FUNDING II, LTD.,
TABERNA PREFERRED FUNDING III, LTD.,
TABERNA PREFERRED FUNDING IV, LTD.,
TABERNA PREFERRED FUNDING V, LTD.,
TABERNA PREFERRED FUNDING VII, LTD.,
and
TABERNA PREFERRED FUNDING VIII, LTD.
Dated as of May 6, 2009

EXECUTION COPY
EXCHANGE AGREEMENT
     THIS EXCHANGE AGREEMENT, dated as of May 6, 2009 (this “Agreement”), is entered into by and among ARBOR REALTY SR, INC., a Maryland corporation (the “Company”), ARBOR REALTY TRUST, INC., a Maryland corporation (the “Guarantor”), and TABERNA PREFERRED FUNDING I, LTD. (“Taberna I”), TABERNA PREFERRED FUNDING II, LTD. (“Taberna II”), TABERNA PREFERRED FUNDING III, LTD. (“Taberna III”), TABERNA PREFERRED FUNDING IV, LTD. (“Taberna IV”), TABERNA PREFERRED FUNDING V, LTD. (“Taberna V”), TABERNA PREFERRED FUNDING VII, LTD. (“Taberna VII”) and TABERNA PREFERRED FUNDING VIII, LTD. (“Taberna VIII”, together with Taberna I, Taberna II, Taberna III, Taberna IV, Taberna V and Taberna VII, collectively, “Taberna”)
RECITAL:
     A. Reference is made to (i) that certain Junior Subordinated Indenture dated as of March 15, 2005 (the “March Indenture”); (ii) that certain Junior Subordinated Indenture dated as of April 1, 2005 (as amended, the “April Indenture”); (iii) that certain Junior Subordinated Indenture dated as of December 8, 2005 (the “December Indenture”); (iv) that certain Junior Subordinated Indenture dated as of May 16, 2006 (the “May Indenture”); each by and between the Company and The Bank of New York Mellon Trust Company, National Association (“BNYM”) (as successor to JPMorgan Chase Bank, National Association,) as trustee and (v) that certain Junior Subordinated Indenture dated as of June 30, 2005 (the “June Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee (“Wells”); together with BNYM, the “Existing Indenture Trustee”).
     B. Reference is made to (i) that certain Amended and Restated Trust Agreement dated as of March 15, 2005 (the “March Trust Agreement”); (ii) that certain Amended and Restated Trust Agreement dated as of April 1, 2005 (the “April Trust Agreement”); (iii) that certain Amended and Restated Trust Agreement dated as of December 8, 2005 (the “December Trust Agreement”); (iv) that certain Amended and Restated Trust Agreement dated as of May 16, 2006 (the “May Trust Agreement”); each by and among the Company, as depositor, BNYM (successor to JPMorgan Chase Bank, National Association, as property trustee) (the “BNYM Property Trustee”), BNY Mellon Trust of Delaware (as successor to Chase Bank USA, National Association, as Delaware trustee) (the “BNYM Delaware Trustee”), and the respective administrative trustees named therein; and (v) that certain Amended and Restated Trust Agreement dated as of June 30, 2005 (the “June Trust Agreement”) by and among the Company, as depositor, Wells Fargo Delaware Trust Company, as Delaware trustee (the “Wells Property Trustee,” together with the BNYM Property Trustee, the “Property Trustees”), Wells and the respective administrative trustees named therein.
     C. Arbor Capital Trust I (“Trust I”) is the holder of the Junior Subordinated Note due 2034 in the original principal amount of $27,070,000 issued by the Company pursuant to the March Indenture (“Subordinated Note I ”).

     D. Arbor Capital Trust II (“Trust II”) is the holder of the Junior Subordinated Note due 2034 in the original principal amount of $25,780,000 issued by the Company pursuant to the April Indenture (“Subordinated Note II”).
     E. Arbor Capital Trust IV (“Trust IV”) is the holder of the Junior Subordinated Note due 2035 in the original principal amount of $25,774,000 issued by the Company pursuant to the June Indenture (“Subordinated Note IV”).
     F. Arbor Capital Trust V (“Trust V”) is the holder of the Junior Subordinated Note due 2036 in the original principal amount of $51,550,000 issued by the Company pursuant to the December Indenture (“Subordinated Note V”).
     G. Arbor Capital Trust VI (“Trust VI”) is the holder of the Junior Subordinated Note due 2036 in the original principal amount of $51,550,000 issued by the Company pursuant to the January Indenture (“Subordinated Note VI,” together with Subordinated Note I, Subordinated Note II, Subordinated Note IV, and Subordinated Note V, the “Existing Subordinated Notes”).
     F. Taberna I is the holder of Preferred Securities in the original aggregate principal amount of $26,250,000 issued by Trust I pursuant to the March Trust Agreement, copies of which are attached hereto as Exhibit A-1 (the “Trust I Preferred Securities”).
     G. Taberna II is the holder of Preferred Securities in the original aggregate principal amount of $25,000,000 issued by Trust II pursuant to the April Trust Agreement, copies of which are attached hereto as Exhibit A-2 (the “Trust II Preferred Securities”).
     H. Taberna III, Taberna IV and Taberna VIII are the holders of Preferred Securities in the original aggregate principal amount of $50,000,000 issued by Trust V pursuant to the December Trust Agreement, copies of which are attached hereto as Exhibit A-4 (the “Trust V Preferred Securities;” together with the Trust I Preferred Securities and Trust II Preferred Securities, the “Original Preferred Securities”).
     I. Pursuant to the June Trust Agreement, Trust IV issued a certain Preferred Security Certificate (as such term is defined in the June Trust Agreement) in the amount of $25,000,000 (the “Original Security IV”), which Original Security IV is a global security.
     J. Taberna V is the holder of $25,000,000 in principal amount of a beneficial interest in Original Security IV (the “Taberna V Holding”).
     K. Pursuant to the May Trust Agreement, Trust VI issued a certain Preferred Security Certificate (as such term is defined in the May Trust Agreement) in the amount of $50,000,000 (the “Original Security VI”), which Original Security VI is a global security.
     L. Taberna VII is the holder of $25,000,000 in principal amount of a beneficial interest in Original Security VI (the “Taberna VII Holding”), and Taberna VIII is the holder of $25,000,000 in principal amount of a beneficial interest in Original Security VI (the “Taberna VIII Holding;” together with the Taberna V Holding and the Taberna VII Holding, the “Taberna Holdings”).

     M. Simultaneously herewith, the Company and BNYM, as trustee (the “New Indenture Trustee”) have entered into (a) that certain Junior Subordinated Indenture I (“New Indenture I”) pursuant to which Company proposes to issue Twenty-Nine Million Four Hundred Thousand Dollars ($29,400,000) in original aggregate principal amount of the Junior Subordinated Notes; and (b) that certain Junior Subordinated Indenture II (“New Indenture II”, and together with New Indenture I, the “New Indentures") pursuant to which Company proposes to issue One Hundred Sixty-Eight Million Dollars ($168,000,000) in original aggregate principal amount of the Junior Subordinated Notes. Pursuant to the New Indentures, the Company proposes to issue such Junior Subordinated Notes as follows (collectively, the “Securities”):
(i)	Junior Subordinated Note due 2034 in the original principal amount of $29,400,000 issued by the Company to Taberna I, a copy of which is attached hereto as Exhibit B-1 (“Note 1”), pursuant to New Indenture I;

(ii)	Junior Subordinated Note due 2034 in the original principal amount of $28,000,000 issued by the Company to Taberna II, a copy of which is attached hereto as Exhibit B-2 (“Note 2”), pursuant to New Indenture II;

(iii)	Junior Subordinated Note due 2034 in the original principal amount of $28,000,000 issued by the Company to Taberna III, a copy of which is attached hereto as Exhibit B-3 (“Note 3”), pursuant to New Indenture II;

(iv)	Junior Subordinated Note due 2034 in the original principal amount of $27,300,000 issued by the Company to Taberna IV, a copy of which is attached hereto as Exhibit B-4 (“Note 4”), pursuant to New Indenture II;

(v)	Junior Subordinated Note due 2034 in the original principal amount of $28,000,000 issued by the Company to Taberna VII, a copy of which is attached hereto as Exhibit B-5 (“Note 5”), pursuant to New Indenture II;

(vi)	Junior Subordinated Note due 2034 in the original principal amount of $28,700,000 issued by the Company to Taberna VIII, a copy of which is attached hereto as Exhibit B-6 (“Note 6”), pursuant to New Indenture II; and

(vii)	Junior Subordinated Note due 2034 in the original principal amount of $28,000,000 issued by the Company to Taberna V, a copy of which is attached hereto as Exhibit B-7 (“Note 7”), pursuant to New Indenture II.
     N. The Securities will be guaranteed by the Guarantor, as to the payment of the Parent Guarantee Payments, as defined in and in accordance with those certain Parent Guarantee Agreements, dated as of the date hereof, each by and between the Guarantor and the BNYM Indenture Trustee, with respect to New Indenture I (the “Parent Guarantee I”) and New Indenture II (the “Parent Guarantee II”, and together with Parent Guarantee I, the “Parent Guarantees”)

     N. On the terms and subject to the conditions set forth in this Agreement, the Company and Taberna have agreed to exchange the Original Preferred Securities and the Taberna Holdings for the Securities.
     NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:
     1. Definitions. This Agreement, the New Indentures, the Parent Guarantees and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indentures.
     “April Trust Agreement” has the meaning set forth in the Recitals.
     “April Indenture” has the meaning set forth in the Recitals.
     “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.
     “Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
     “BNYM” has the meaning set forth in the Recitals.
     “CDO Trustee” has the meaning set forth in Section 2(b)(i).
     “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.
     “Closing Date” has the meaning set forth in Section 2(b).
     “Closing Room” has the meaning set forth in Section 2(b).
     “Company” has the meaning set forth in the introductory paragraph hereof.
     “Company Counsel” has the meaning set forth in Section 3(b).
     “Commission” has the meaning set forth in Section 4(v)
     “December Trust Agreement” has the meaning set forth in the Recitals.
     “December Indenture” has the meaning set forth in the Recitals.
     “Delaware Trustee” has the meaning set forth in the Recitals.
     “Environmental Law” has the meaning set forth in Section 4(jj).

     “Environmental Laws” shall have the correlative meaning.
     “Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stick interests (both common stock and preferred stock) in a corporation.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.
     “Exchange” has the meaning set forth in Section 2(b).
     “Exchange Act” has the meaning set forth in Section 4(j).
     “Existing Indentures” has the meaning set forth in the Recitals.
     “Existing Subordinated Notes” has the meaning set forth in the Recitals.
     “Financial Statements” has the meaning set forth in Section 4(w).
     “GAAP” has the meaning set forth in Section 4(w).
     “Governmental Entities” has the meaning set forth in Section 4(o).
     “Governmental Licenses” has the meaning set forth in Section 4(r).
     “Hazardous Materials” has the meaning set forth in Section 4(jj).
     “Holder” has the meaning set forth in the New Indentures.
     “Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.
     “Indemnified Party” has the meaning set forth in Section 8(a). “Indemnified Parties” shall have the correlative meaning.
     “Investment Company Act” has the meaning set forth in Section 4(j).
     “June Indenture” has the meaning set forth in the Recitals.
     “June Trust Agreement” has the meaning set forth in the Recitals.
     “Kodiak Exchange Agreement” means that certain Exchange Agreement, dated the date hereof by and among Arbor Realty Trust, Inc., Arbor Realty SR, Inc. and Kodiak CDO II, Ltd., Attentus CDO I, Ltd. and Attentus CDO III, Ltd.

     “Lien” has the meaning set forth in Section 4(o).
     “March Indenture” has the meaning set forth in the Recitals.
     “March Trust Agreement” has the meaning set forth in the Recitals.
     “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its Significant Subsidiaries taken as a whole.
     “Material Adverse Change” has the meaning set forth in Section 3(e)(ii).
     “May Indenture” has the meaning set forth in the Recitals.
     “May Trust Agreement” has the meaning set forth in the Recitals.
     “New Indenture I” has the meaning set forth in the Recitals.
     “New Indenture II” has the meaning set forth in the Recitals.
     “New Indentures” has the meaning set forth in the Recitals.
     “New Indenture Trustee” has the meaning set forth in the Recitals..
     “Note 1” has the meaning set forth in the Recitals.
     “Note 2” has the meaning set forth in the Recitals.
     “Note 3” has the meaning set forth in the Recitals.
     “Note 4” has the meaning set forth in the Recitals.
     “Note 5” has the meaning set forth in the Recitals.
     “Note 6” has the meaning set forth in the Recitals.
     “Note 7” has the meaning set forth in the Recitals.
     “Original Kodiak Indentures” has the meaning set forth in the New Indentures.
     “Original Parent Guarantees” means (i) that certain Parent Guarantee Agreement, dated March 15, 2005; (ii) that certain Parent Guarantee Agreement, dated April 1, 2005; (iii) that certain Parent Guarantee Agreement, dated December 8, 2005; (iv) that certain Parent Guarantee Agreement, dated May 16, 2006; each by and between Arbor Realty Trust, Inc., as Parent Guarantor, and JPMorgan Chase Bank, National Association, as Guarantee Trustee and (v) that certain Parent Guarantee Agreement, dated June 30, 2005, between Arbor Realty Trust, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Guarantee Trustee, in each case as the same may be amended from time to time.

     “Original Preferred Securities” has the meaning set forth in the Recitals.
     “Original Security IV” has the meaning set forth in the Recitals.
     “Original Security VI” has the meaning set forth in the Recitals.
     “Parent Guarantee I” has the meaning set forth in the Recitals.
     “Parent Guarantee II” has the meaning set forth in the Recitals.
     “Parent Guarantees” means, collectively, Parent Guarantee I and Parent Guarantee II.
     “Properties” has the meaning set forth in Section 4(kk).
     “Property Trustees” means, collectively, the BNYM Property Trustee and the Wells Property Trustee.
     “Regulation D” has the meaning set forth in Section 4(h).
     “Repayment Event” has the meaning set forth in Section 4(o).
     “Rule 144A(d)(3)” has the meaning set forth in Section 4(j).
     “Securities” has the meaning set forth in the Recitals.
     “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.
     “Significant Subsidiary” has the meaning set forth in Section 4(q).
     “Subordinated Note I” has the meaning set forth in the Recitals.
     “Subordinated Note II” has the meaning set forth in the Recitals.
     “Subordinated Note IV” has the meaning set forth in the Recitals.
     “Subordinated Note V” has the meaning set forth in the Recitals.
     “Subordinated Note VI” has the meaning set forth in the Recitals.
     “Taberna” has the meaning set forth in the introductory paragraph hereof.
     “Taberna Holdings” shall mean the Taberna V Holding, the Taberna VII Holding, and the Taberna VIII Holding.
     “Taberna I” has the meaning set forth in the introductory paragraph hereof.
     “Taberna II” has the meaning set forth in the introductory paragraph hereof.

     “Taberna III” has the meaning set forth in the introductory paragraph hereof.
     “Taberna IV” has the meaning set forth in the introductory paragraph hereof.
     “Taberna V” has the meaning set forth in the introductory paragraph hereof.
     “Taberna VII” has the meaning set forth in the introductory paragraph hereof.
     “Taberna VIII” has the meaning set forth in the introductory paragraph hereof.
     “Taberna V Holding” has the meaning set forth in the Recitals.
     “Taberna VII Holding” has the meaning set forth in the Recitals.
     “Taberna VIII Holding” has the meaning set forth in the Recitals.
     “Taberna Capital Management, LLC” means Taberna Capital Management, LLC and its successors and/or assigns as collateral manager of the Holders, as applicable.
     “Taberna Transferred Rights” means any and all of each Taberna entity’s right, title, and interest in, to and under the Original Preferred Securities, Original Security IV and Original Security VI, together with its rights with respect to the following:
          (i) the applicable Existing Indentures, Trust Agreements, and the Original Parent Guarantees;
          (ii) all amounts payable to such Taberna entity under the applicable Original Preferred Securities, Original Security IV, Original Security VI, the applicable Existing Indentures and/or the applicable Trust Agreements;
          (iii) all claims (including “claims” as defined in Bankruptcy Code §101(5)), suits, causes of action, and any other right of such Taberna entity, whether known or unknown, against the Company or any of its affiliates (including the applicable Trusts), agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Taberna against any attorney, accountant, financial advisor, or other entity arising under or in connection with the applicable Original Preferred Securities, the applicable Existing Indentures, the applicable Trust Agreements, the applicable Original Parent Guarantees or the transactions related thereto;
          (iv) all guarantees and all collateral and security of any kind for or in respect of the foregoing;
          (v) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of such Taberna entity under the applicable Original Preferred Securities, Original Security IV, and

Original Security VI other than fees, costs and expenses payable to such Taberna entity hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and
          (vi) all proceeds of the foregoing.
     “Trust I” has the meaning set forth in the Recitals.
     “Trust II” has the meaning set forth in the Recitals.
     “Trust IV” has the meaning set forth in the Recitals.
     “Trust V” has the meaning set forth in the Recitals.
     “Trust VI” has the meaning set forth in the Recitals.
     “Trust I Preferred Securities” has the meaning set forth in the Recitals.
     “Trust II Preferred Securities” has the meaning set forth in the Recitals.
     “Trust V Preferred Securities” has the meaning set forth in the Recitals.
     “Trust Agreements” has the meaning set forth in the Recitals.
     “Wells” has the meaning set forth in the Recitals.
     “Wells Property Trustee” has the meaning set forth in the Recitals.
     2. Exchange of Original Preferred Securities for Securities.
          (a) The Company agrees to issue the Securities in accordance with the New Indentures and has requested that the Taberna entities accept such Securities in exchange for the applicable Original Preferred Securities and the applicable Taberna Holdings, and each of the Taberna entities hereby accepts the applicable Securities in exchange for the applicable Original Preferred Securities and the applicable Taberna Holdings upon the terms and conditions set forth herein.
          (b) The closing of the exchange contemplated herein shall occur at the offices of Nixon Peabody, LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto and BNYM shall agree, at 11:00 a.m. New York time, on May 6, 2009 or such later date as the parties may agree (such date and time of delivery the “Closing Date”). The Company and Taberna hereby agree that the exchange (the “Exchange”) will occur in accordance with the following requirements:
          (i) Taberna Capital Management, LLC (as collateral manager for each of the Taberna entities) shall have delivered an issuer order instructing each trustee (in each such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for the holders of the Original Preferred Securities, Original Security IV and Original Security VI to (A) exchange the Original Preferred

Securities for the Securities and to deliver the Original Preferred Securities to the applicable Property Trustee for cancellation and reissuance in the name of the Company, and (B) as to Taberna V, Taberna VII and Taberna VIII, exchange the Taberna V Holding for Note 7, the Taberna VII Holding for Note 5 and the Taberna VIII Holding for Note 6, and transfer Taberna V’s interest in Original Security IV, Taberna VII’s interest in Original Security VI and Taberna VIII’s interest in Original Security VI, to the Company.
          (ii) The Original Preferred Securities and the Securities shall have been delivered to the Closing Room, copies of which Original Preferred Securities and Securities shall have previously been made available for inspection, if so requested.
          (iii) Company shall have directed the New Indenture Trustee to authenticate the Securities and deliver them to the applicable CDO Trustee, as follows: (i) Note 1 to Taberna I, (ii) Note 2 to Taberna II, (iii) Note 3 to Taberna III, (iv) Note 4 to Taberna IV; (v) Note 5 to Taberna VII; (iv) Note 6 to Taberna VIII; and (vii) Note 7 to Taberna V.
          (iv) New Indenture Trustee shall have authenticated the applicable Securities in accordance with the terms of the applicable New Indenture and delivered them as provided above.
          (v) Each Property Trustee, on behalf of the applicable Trusts, shall have obtained the applicable Original Preferred Securities and shall promptly thereafter, as requested by the Company, cancel and reissue them in the name of the Company or cancel them entirely.
          (vi) Simultaneously with the occurrence of the events described in subsections (iv) and (v) hereof and satisfaction of all other requirements herein, (A) each Taberna entity holding the applicable Original Preferred Securities or the applicable Taberna Holdings irrevocably transfers, assigns, grants and conveys the related Taberna Transferred Rights to the Company and the Company assumes all rights and obligations of Taberna with respect to the Original Preferred Securities, the Taberna Holdings and the Taberna Transferred Rights and (B) each Holder shall be entitled to all of the rights, title and interest of a Holder of the Securities under the terms of the applicable Securities, the applicable New Indenture and any related Operative Documents.
          (vii) Company shall have paid to BNYM all of such party’s legal fees, costs and other expenses in connection with the Exchange, as well as all other accrued and unpaid fees, costs and expenses under the Existing Indentures, the Trust Agreements and the New Indentures, if any.
     3. Conditions Precedent. The obligations of the parties under this Agreement are subject to the following conditions precedent:
          (a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Securities.

          (b) Cooley, Godward, Kronish LLP, counsel for the Company and the Guarantor (the “Company Counsel”), shall have delivered opinions with respect to each New Indenture and the related Operative Documents, dated the Closing Date, addressed to each Holder and its successors and assigns and to the New Indenture Trustee, in substantially the form set out in Annex A-1 hereto; the Company shall have delivered opinions of the Company’s and Guarantor’s General Counsel addressed to each Holder and its successors and assigns and to the New Indenture Trustee, in substantially the form set out in Annex A-2 hereto, and if required by Taberna Capital Management, LLC, the Company shall have furnished to the Holders of the Securities a certificate signed by the Company’s Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Holders of the Securities, in substantially the form set out in Annex D hereto. In rendering its opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials; provided, however, that copies of any such certificates or documents are delivered to the Holders) and by and upon such other documents as such counsel may, in its reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction and is not an expert in the law of any other jurisdiction. Such Company Counsel Opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).
          (c) Taberna shall have been furnished opinions of the Company Counsel, dated as of the Closing Date, addressed to the Holders of the Securities and their respective successors and assigns and the applicable New Indenture Trustee, in substantially the form set out in Annex B hereto.
          (d) The Holders of the Securities shall have received, with respect to each New Indenture and the related Operative Documents, the opinion of special counsel for New Indenture Trustee, dated as of the Closing Date, addressed to the Holders of the Securities and their successors and assigns, in substantially the form set out in Annex C hereto.
          (e) Each of the Guarantor and the Company shall have furnished to the Holders of the Securities under each of the New Indentures a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, dated as of the Closing Date, as to (i) and (ii) below:
          (i) the representations and warranties in this Agreement and the New Indentures are true and correct on and as of the Closing Date, and Company and the Guarantor have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and
          (ii) since the date of the latest Financial Statements, there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company, the Guarantor and their respective Significant Subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).
          (f) The Company shall pay on or prior to the Closing Date, to the applicable Taberna entities a fee as set forth on Schedule 2, calculated as the amount of interest accrued upon the Original Preferred Securities and the Taberna Holdings, based upon (i) a principal balance equal to one hundred twelve percent (112%) of the outstanding principle balance of the Original Preferred Securities and the Taberna Holdings, (ii) an interest rate of one half of one percent (0.5%) per annum, and (iii) a period commencing on and including the most recent Interest Payment Date under the Existing Indenture for which interest was actually paid under the Original Preferred Securities and the Taberna Holdings, as applicable, and continuing through and including the Closing Date.
          (g) Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Holders of the Securities and their counsel such further information, certificates and documents as the Holders of the Securities or such counsel may reasonably request.
     If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Holders of the Securities or their counsel, this Agreement and any obligations of Taberna hereunder, whether as holders of the Original Preferred Securities or the Taberna Holdings, as applicable, or as prospective Holders of the Securities, may be canceled at, or at any time prior to, the Closing Date by Taberna. Notice of such cancellation shall be given to the Company or the Guarantor in writing or by telephone and confirmed in writing, or by e-mail or facsimile.
     Each certificate signed by any officer of the Company and the Guarantor and delivered to the Holders of the Securities or the Holders’ counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and the Guarantor, as applicable, and not by such officer in any individual capacity.
     4. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to, and agree with Taberna, as holders of the Original Preferred Securities and the Taberna Holdings and with the Holders of the Securities, as follows:
          (a) Each of the Company and the Guarantor (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.
          (b) Each of the Company and the Guarantor is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Original Preferred Securities, Original Security IV, Original Security VI or any of the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, the Company is not acquiring the Original Preferred Securities, Original Security IV, Original Security VI or the Taberna

Transferred Rights with a view towards the sale or distribution thereof in violation of the Securities Act.
          (c) Intentionally omitted.
          (d) None of the Securities, the New Indentures, or the Exchange, is or may be (i) void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer or (ii) subject to any Impairment.
          (e) Each of the Company and the Guarantor (i) is a sophisticated entity with respect to the Exchange and the transactions contemplated thereby, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and the transactions contemplated thereby and (iii) has independently and without reliance upon any Taberna entity, any Holder of the Securities, Taberna Capital Management, LLC, BNYM, or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon each Taberna entity’s express representations, warranties, covenants and agreements in this Agreement. The Company and the Guarantor acknowledge that none of Taberna, any Holders of the Securities, Taberna Capital Management, LLC, BNYM, or any of their affiliates has given them any investment advice, credit information or opinion on whether the Exchange is prudent.
          (f) Neither the Company nor the Guarantor has engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Taberna, any Holder, Trustee or any of their affiliates could be responsible.
          (g) No interest in the Taberna Transferred Rights is being acquired by or on behalf of an entity that is, or at any time while the Taberna Transferred Rights are held thereby will be, one or more Benefit Plans.
          (h) Neither the Company, the Guarantor nor any of their respective “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.
          (i) Neither the Company the Guarantor nor any of their respective Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.
          (j) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).
          (k) Neither the Company, the Guarantor nor any of their respective Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.
          (l) Neither the Company nor the Guarantor is, and immediately following consummation of the transactions contemplated hereby, will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.
          (m) Each of this Agreement, the New Indentures and the other Operative Documents and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and the Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and the Guarantor and, assuming due authorization, execution and delivery by Taberna and/or the Trustee, as applicable, will be a legal, valid and binding obligations of the Company and the Guarantor enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
          (n) The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Trustee for authentication in accordance with the New Indentures and, when authenticated in the manner provided for in the New Indentures and delivered to the Holders, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Indentures, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
          (o) Neither the issue of the Securities and exchange of the Securities for the Original Preferred Securities or the Taberna Holdings, as applicable, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Guarantor, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company, the Guarantor or any subsidiary of the Company or the Guarantor or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company, the Guarantor or any if their respective subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company, the Guarantor or any of their respective subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Guarantor or any of its subsidiaries prior to its scheduled maturity.
          (p) Each of the Company and the Guarantor has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company or the Guarantor to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.
          (q) Neither the Company nor the Guarantor has subsidiaries that are material to its business, financial condition or earnings, other than those listed in Schedule 1 attached hereto (the “Significant Subsidiaries”). Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.
          (r) The Company, the Guarantor and each of their respective Significant Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company, the Guarantor nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company, the Guarantor and their respective subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.
          (s) All of the issued and outstanding Equity Interests of the Company and the Guarantor and each of their respective subsidiaries are validly issued, fully paid and non-

assessable; all of the issued and outstanding Equity Interests each subsidiary of the Company and the Guarantor is owned by the Company, or the Guarantor, as the case may be, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding Equity Interests of the Company, the Guarantor or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company, the Guarantor or any of their respective subsidiaries is a party.
          (t) Neither the Company, the Guarantor nor any of their subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company, the Guarantor or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.
          (u) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Guarantor after due inquiry, threatened against or affecting the Company, the Guarantor or any of their respective subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company, the Guarantor or any of their respective subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.
          (v) The accountants of the Company and the Guarantor who certified the Financial Statements (defined below) are independent public accountants of the Company, the Guarantor and their respective subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.
          (w) The audited consolidated financial statements (including the notes thereto) and schedules of the Company, the Guarantor and each of their respective consolidated subsidiaries for the fiscal year ending December 31, 2008, (the “Financial Statements”) provided to Taberna are the most recent available audited and unaudited consolidated financial statements of the Company, the Guarantor and each of their respective consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company, the Guarantor and each of their respective consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

          (x) Neither the Company, the Guarantor nor any of their respective subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company, the Guarantor or any of their respective subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company, the Guarantor and all of their respective subsidiaries since the date of the most recent balance sheet included in such Financial Statements.
          (y) Since the respective dates of the Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company or the Guarantor on any class of their respective Equity Interests.
          (z) The documents of the Company and the Guarantor, as applicable, filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s and the Guarantor’s, as applicable, most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Guarantor with the Commission (collectively, the “1934 Act Reports”), complied and will comply with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to such Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company, the Guarantor or any of their respective subsidiaries is a party. The Company and the Guarantor are in compliance in with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.
          (aa) No labor dispute with the employees of the Company, the Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company or the Guarantor, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.
          (bb) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company, the Guarantor of their respective obligations under the Operative Documents, as applicable, or the consummation by the Company or the Guarantor of the transactions contemplated by the Operative Documents.

          (cc) Each of the Company, the Guarantor and each of their respective subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Company, the Guarantor or any of their respective subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Company, the Guarantor or any subsidiary of the Company or the Guarantor has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.
          (dd) Intentionally omitted.
          (ee) The Company, the Guarantor and each of their respective Significant Subsidiaries have timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company, the Guarantor and each of their respective Significant Subsidiaries have timely and duly paid in full all material Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return). Neither the Company nor the Guarantor has received notice of, and to the Company’s and Guarantor’s knowledge, there are no material federal, state, or other Tax audits or deficiency assessments proposed (to the Company’s knowledge) or pending with respect to the Company, the Guarantor or any of their respective Significant Subsidiary, and no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.
          (ff) Interest payable by the Company on the Securities is deductible by the Company for United Stated Federal income Tax purposes and, to the Company’s knowledge, there are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company, the Guarantor or any of their subsidiaries, which, if the action is decided unfavorably to the Company, the Guarantor or any of their subsidiaries, could result in a Material Adverse Effect.
          (gg) The books, records and accounts of the Company, the Guarantor and their respective Significant Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company, the Guarantor and their respective Significant Subsidiaries. The Company, the Guarantor and each of their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (hh) The Company, the Guarantor and their respective Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby. All policies of insurance and fidelity or surety bonds insuring the Company, the Guarantor or any of their respective Significant Subsidiaries or the Company’s, the Guarantor’s or their respective Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company, the Guarantor and each of their respective Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.
          (ii) Neither the Company, the Guarantor, nor their respective Significant Subsidiaries, nor, to the knowledge of the senior executive officers of Company or the Guarantor, any person acting on behalf of the Company, the Guarantor and/or their respective Significant Subsidiaries including, without limitation, any director, officer, manager, agent or employee of the Company, the Guarantor or their respective Significant Subsidiaries has, directly or indirectly, while acting on behalf of the Company and/or its Significant Subsidiaries (i) used any corporate, partnership or company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate, partnership or company funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
          (jj) The information provided by the Company and the Guarantor pursuant to the Operative Documents does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (kk) Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company, the Guarantor and their respective subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the

Company, Guarantor or their respective subsidiaries, or, to the best of the Company’s knowledge, (a) any other owners of any of the real properties currently or previously owned, leased or operated by the Company, the Guarantor and their respective Significant Subsidiaries (collectively, the “Properties”) at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties other than in compliance with all applicable Environmental Laws, (iii) neither the Company, the Guarantor, nor any of their respective subsidiaries has used nor intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company, the Guarantor, nor any of their respective subsidiaries has received any notice of, or have any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company, the Guarantor and their respective subsidiaries, (v) none of the Properties are included or, to the best knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, the Guarantor, their respective subsidiaries or agents or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, the Guarantor, or their respective Significant Subsidiaries or, to the best knowledge of the Company, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order in connection with an Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.
          (ll) As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.
     5. Representations and Warranties of Taberna. Each Taberna entity, for itself, represents and warrants to, and agrees with, the Company as follows:
          (a) It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite power and authority to execute, deliver and perform under Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.
          (b) This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of such Taberna, enforceable against such Taberna in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
          (c) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by such Taberna of its obligations under this Agreement or to consummate the transactions contemplated herein.
          (d) It is a “Qualified Holder” as such term is defined in Section 2(a)(51) of the Investment Company Act.
          (e) Taberna I is the legal and beneficial owner of the Trust I Preferred Securities and the related Taberna Transferred Rights and shall deliver the Trust I Preferred Securities free and clear of any Lien created by such Taberna entities.
          (f) Taberna II is the legal and beneficial owner of the Trust II Preferred Securities and the related Taberna Transferred Rights and shall deliver the Trust II Preferred Securities free and clear of any Lien created by such Taberna entities.
          (g) Taberna V is the legal and beneficial owner of the Taberna V Holding and the related Taberna Transferred Rights and shall deliver the Taberna V Holding free and clear of any Lien created by such Taberna entities.
          (h) Taberna III, Taberna IV and Taberna VIII are the legal and beneficial owners of the Trust V Preferred Securities and the related Taberna Transferred Rights and shall deliver the Trust V Preferred Securities free and clear of any Lien created by such Taberna entities.

          (i) Taberna VII and Taberna VIII are the legal and beneficial owners of the Taberna VII Holding and the Taberna VIII Holding, respectively, and the related Taberna Transferred Rights and shall deliver the Taberna VII Holding and the Taberna VIII Holding free and clear of any Lien created by such Taberna entities.
          (j) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.
          (k) The outstanding principal amount of its respective Original Preferred Securities, Original Security IV and Original Security VI is the face amount as set forth in such Original Preferred Securities, such Original Security IV and such Original Security VI.
          (l) It is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.
          (m) It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Without characterizing the Original Preferred Securities, Original Security IV, Original Security VI or the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Original Preferred Securities, Original Security IV, Original Security VI or Taberna Transferred Rights in violation of any applicable securities laws.
          (n) Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.
          (o) It understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) such Holder is acquiring the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the Securities contained in the New Indentures, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

          (p) It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the New Indentures for which the Company could be responsible.
          (q) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.
     Except as expressly stated in this Agreement, Taberna make no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Original Preferred Securities, Original Security IV, Original Security VI, the Existing Indentures, or any other matter.
     6. Covenants and Agreements of the Company. The Company and the Guarantor jointly and severally agree with Taberna and the Holders as follows:
          (a) The Company has taken all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 4 hereof to be true as of the Closing Date and after giving effect to the Exchange.
          (b) Intentionally omitted.
          (c) Intentionally omitted.
          (d) Neither the Company nor the Guarantor will, or will permit any of their respective Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.
          (e) Neither the Company nor the Guarantor will, or will not permit any of their respective Affiliates or any person acting on its or their behalf to, engage in (i) any form of “general solicitation or general advertising” (within the meaning of Regulation D), or (ii) any “directed selling efforts” within the meaning of Regulation S under the Securities Act, in connection with any offer or sale of the any of the Securities.
          (f) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

          (g) The Company shall furnish to (i) the Holders of the Securities, (ii) Taberna Capital Management, LLC and (iii) any beneficial owner of the Securities reasonably identified to the Company, a duly completed and executed certificate in the form attached hereto as Annex D, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.
          (h) The Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of the Securities, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Holders of the Securities.
          (i) Neither the Company nor the Guarantor will, until one hundred eighty (180) days following the Closing Date, without the Holders’ or their assignees’ prior written consent in their sole discretion, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Securities or other securities substantially similar to the Securities other than (x) as expressly contemplated by the New Indentures, if at all, the Original Kodiak Indentures and the Kodiak Exchange Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any of the Securities or other securities substantially similar to the Securities or (ii) any preferred securities.
          (j) Neither the Company nor the Guarantor will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party.
          (k) The Holders of the Securities are granted the right under the New Indentures to request the substitution of new notes for all or a portion of the Securities (the “Replacement Securities”). The Replacement Securities shall bear terms identical to the Securities with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Holders of the Securities. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Securities vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Securities. The Company agrees to cooperate with all reasonable requests of the Holders of the Securities, as applicable in connection with any of the foregoing, provided that no action requested of the Company in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company pursuant to such documents.
     7. Payment of Expenses. In addition to the obligations agreed to by the Company under Section 2(b)(vii) herein, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company and the Guarantor; and (iv) the fees and all reasonable expenses of the New Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees. The fees of the New Indenture Trustee (excluding fees and disbursements of counsel) shall not exceed the amounts set forth in that certain Fee Agreement dated as of the date hereof between the Company and The Bank of New York Mellon Trust Company, National Association, executed in connection with this Agreement and New Indenture I and New Indenture II.
     8. Indemnification. (a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless BNYM, Wells, the Holders, Taberna, Taberna Capital Management, LLC, Taberna Securities, LLC, and their respective affiliates and each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents (collectively, the “Indemnified Parties”) against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available by or on behalf of the Company or the Guarantor, (ii) any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein, not misleading, or (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company or the Guarantor contained herein, or (iv) the execution and delivery by the Company and/or the Guarantor of the Operative Documents and the consummation by the Company and/r the Guarantor, as applicable, of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company and the Guarantor may otherwise have.
          (b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.
     9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor and/or their respective officers and of Taberna set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.
     10. Recourse to Taberna. Recourse hereunder solely with respect to Taberna shall be limited solely to the assets of the applicable Taberna entity. No recourse will be available to the assets of any collateral manager to Taberna including without limitation, Taberna Capital Management, LLC for any reason or purpose whatsoever. To the extent the assets of any Taberna entity or the proceeds of such assets, when applied in accordance with the applicable priority of payment to which such assets or proceeds are subject, are insufficient to meet the obligations of such Taberna entity hereunder in full, no Taberna entity shall have further liability in respect of such outstanding obligations and such outstanding obligations shall be extinguished. The company hereby agrees not to institute against, or join any other person in instituting against, any Taberna entity, any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day or the then applicable preference period under the United States Bankruptcy Code, Title 11 of the United States Code, as amended, or, where the context requires, the applicable insolvency provisions of the laws of the Cayman Islands plus ten (10) days after the payment in full of all the Securities; provided, that nothing in this Section 10 shall preclude the Company from taking any action against any applicable Taberna entity prior to the expiration of the aforementioned period in (x) any case or proceeding voluntarily filed or commenced by such Taberna entity, or (y) any involuntary insolvency proceeding filed or commenced against the Company, by a person other than the Company.
     11. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit D.

     13. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent. The rights and obligations of the Holders under this Agreement may be assigned by the Holders without the Company’s consent; provided that the assignee assumes the obligations of any such Holders under this Agreement.
     14. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
     15. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     16. Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.
     17. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

ARBOR REALTY SR, INC.

By:	/s/ Guy R. Milone, Jr.

	Name:	Guy R. Milone, Jr.

	Title:	Vice President

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio

	Name:	Paul Elenio

	Title:	Chief Financial Officer

(Signatures continue on the next page)

TABERNA, AS HOLDERS OF THE ORIGINAL PREFERRED SECURITIES, THE
TABERNA HOLDINGS AND AS HOLDERS (AS DEFINED IN THE NEW INDENTURE):

TABERNA PREFERRED FUNDING I LTD.

By:	/s/ Alasdair Foster

	Name:	Alasdair Foster

	Title:	Director

TABERNA PREFERRED FUNDING II, LTD.

By:	/s/ Alasdair Foster

	Name:	Alasdair Foster

	Title:	Director

TABERNA PREFERRED FUNDING III, LTD.

By:	/s/ Alasdair Foster

	Name:	Alasdair Foster

	Title:	Director

TABERNA PREFERRED FUNDING IV, LTD.

By:	/s/ Alasdair Foster

	Name:	Alasdair Foster

	Title:	Director

TABERNA PREFERRED FUNDING V, LTD.

By:	/s/ Alasdair Foster

	Name:	Alasdair Foster

	Title:	Director

TABERNA PREFERRED FUNDING VII, LTD.

By:	/s/ Alasdair Foster

	Name:	Alasdair Foster

	Title:	Director

TABERNA PREFERRED FUNDING VIII, LTD.

By:	/s/ Alasdair Foster

	Name:	Alasdair Foster

	Title:	Director

EXHIBIT A-1
Copy of Trust I Preferred Securities

EXHIBIT A-2
Copies of Trust II Preferred Securities

EXHIBIT A-3

Reserved

EXHIBIT A-4
Copy of Trust V Preferred Securities

EXHIBIT B-1
Copy of Note 1

EXHIBIT B-2
Copy of Note 2

EXHIBIT B-3
Copy of Note 3

EXHIBIT B-4
Copy of Note 4

EXHIBIT B-5
Copy of Note 5

EXHIBIT B-6
Copy of Note 6

EXHIBIT B-7
Copy of Note 7

EXHIBIT C
Notice Information
Taberna:
c/o Taberna Capital Management, LLC
450 Park Avenue, 11th Floor
New York, NY 10022
Attention: Mr. Raphael Licht
Facsimile: (212) 243-9039
e-mail: rlicht@raitft.com
Company:
Arbor Realty SR, Inc.
333 Earle Ovington Blvd Suite 900
Uniondale, New York 11553
Attention: Paul Elenio
Facsimile: (516) 832-6422
e-mail: pelenio@arbor.com
Attention: Guy Milone, Jr.
Facsimile: (516) 832-6431
e-mail: gmilone@arbor.com

D-1

SCHEDULE 1
List of Significant Subsidiaries
1.	Arbor Realty SR, Inc., a Maryland corporation

2.	Arbor Realty Mortgage Securities Series 2004-1, Ltd., a Cayman Islands entity

3.	Arbor Realty Mortgage Securities Series 2005-1, Ltd., a Cayman Islands entity

4.	Arbor Realty Mortgage Securities Series 2006-1, Ltd., a Cayman Islands entity

5.	Arbor Realty Funding, LLC, a Delaware limited liability company

6.	Arbor Realty Participation, LLC, a Delaware limited liability company

Sch. 1-1

ANNEX A-1
     Pursuant to Section 3(b) of the Agreement, Cooley, Godward Kronish LLP counsel for the Company and the Guarantor, shall deliver opinions with respect to each of the New Indentures and the related Operative Documents to the effect that:
[INSERT ACTUAL]

Annex A-1-1

ANNEX A-2
     Pursuant to Section 3(b) of the Agreement, the General Counsel of Company and the Guarantor shall deliver opinions with respect to each of the New Indentures and the related Operative Documents to the effect that:
[INSERT ACTUAL]

Annex A-2-1

ANNEX B
     Pursuant to Section 3(d) of the Agreement, Company Counsel shall deliver opinions with respect to each of the New Indentures and the related Operative Documents to the effect that for U.S. federal income tax purposes, the Securities should constitute indebtedness of the Company.
     In rendering such opinion, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

Annex B-1

ANNEX C
     Pursuant to Section 3(d) of the Agreement, special counsel for the Trustee, shall deliver an opinion with respect to each of the applicable New Indentures to the effect that:
          (i) The Bank of New York Mellon Trust, National Association (the “Bank”) is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the New Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the New Indenture pursuant to Section 6.1 thereof.
          (ii) The New Indenture has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
          (iii) Neither the execution or delivery by the Bank of the New Indenture, the authentication and delivery of the Securities pursuant to the terms of the New Indenture, nor the performance by the Bank of its obligations under the New Indenture (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank.
          (iv) The Securities have been authenticated and delivered by a duly authorized officer of the Bank.
     In rendering such opinion, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Bank, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

Annex C-1

ANNEX D
Officer’s Financial Certificate
     The undersigned, the Chief Financial Officer, hereby certifies, pursuant to Section 6(h) of the Exchange Agreement, dated as of May 6, 2009, among the Company (the “Company”), Arbor Realty Trust, Inc, (the “Guarantor”) and Taberna Preferred Funding I, Ltd., Taberna Preferred Funding II, Ltd., Taberna Preferred Funding III, Ltd., Taberna Preferred Funding IV, Ltd. Taberna Preferred Funding V, Ltd., Taberna Preferred Funding VII, Ltd., and Taberna Preferred Funding VIII, Ltd. that, as of [                    ], 2009, [the Company]/[the Guarantor], if applicable, and its subsidiaries had the following ratios and balances:
As of [Quarterly/Annual Financial Date], 20__

Senior secured indebtedness for borrowed money (“Debt”)	$
Senior unsecured Debt	$
Subordinated Debt	$
Total Debt	$
Ratio of (x) senior secured and unsecured Debt to (y) total Debt		%

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20___and all required Financial Statements (as defined in the Agreement) for the year ended [date], 20___]
[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Financial Statements (as defined in the Agreement) for the year ended [date], 20___] for the fiscal quarter ended [date], 20___.]
The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___quarter interim] [annual] period ended [date], 20___, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).
I, the undersigned, the Chief Financial Officer, hereby certifies that I have reviewed the terms of the New Indenture and I have made, or have caused to be made by persons under my supervision, a detailed review of (i) the covenants of the Company set forth therein, and (ii) the transactions and conditions of the Company and its subsidiaries during the accounting period ended as of [                    ] (the “Accounting Period”), which Accounting Period is covered by the financial statements attached hereto. The examinations described in the preceding sentence did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default (each as defined in the New Indenture) during or at the end of the Accounting Period or as of the date of this certificate[, except as set forth below:].

Annex D-1

[Insert any exceptions by listing, in detail, the nature of the condition or event causing such noncompliance, the period during which such condition or event has existed and the action(s) the Company has taken, is taking, or proposes to take with respect to each such condition or event.]
     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this                      day of                                         , 20___.
[COMPANY]
[company address]

Annex D-2